Brian S. Rosen, Esq. (BSR 0571)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorney for the Debtors and
  the Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - -  - - -- - - - - - - - -X

         In re                     :
                                            Chapter 11 Case Nos.
237 PARK AVENUE ASSOCIATES, L.L.C. :        96 B 42177 (JLG)
and 1290 ASSOCIATES, L.L.C.,                96 B 42178 (JLG)
                                   :        (Jointly Administered)
                  Debtors.
- - - - - - - - - -- - - - - - - - X


                      TECHNICAL AMENDMENT TO SECOND AMENDED
                          JOINT PLAN OF REORGANIZATION
                      OF 237 PARK AVENUE ASSOCIATES, L.L.C.
                           AND 1290 ASSOCIATES, L.L.C.


         237 Park Avenue Associates, L.L.C. and 1290 Associates,
L.L.C., debtors and debtors in possession in the above-captioned jointly administered chapter 11 cases, hereby submit the following technical amendments to the Second Amended Joint Plan of Reorganization of 237 Park Avenue Associates, L.L.C. and 1290 Associates, L.L.C., dated August
9, 1996 (the "Plan"):1
--------
1 Unless otherwise defined herein, capitalized terms used in this Technical Amendment shall have the meaning ascribed to them in the Plan.



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         1.  Section 1.25 of the Plan is hereby amended by inserting "or an
Affiliate thereof" following the term "VCG".

         2. Section 1.122 of the Plan is hereby amended by deleting from such section "the lesser of $400,000,000 and".

         3. Section 1.143 of the Plan is hereby amended by inserting "or an Affiliate thereof" following the term"Property Manager/Leasing Agent".

         4. Clause (x) of Section 13.2(a) of the Plan is hereby amended by deleting from such clause "Conventional Financing Alternative" and inserting in lieu thereof "Conventional Financing Cash Distribution."

         5. The Schedule of Executory Contracts to Be Assumed, filed in accordance with Section 17.1 of the Plan, is hereby amended to include that certain Letter Agreement, dated August 14, 1996, The Chase Manhattan Bank, Olympia & York Noteholders Ad Hoc Committee, 237 L.L.C., 1290 L.L.C., Victor Capital Group, L.P. and Apollo Real Estate Advisors, L.P.



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         6.  The remainder of the terms and provisions of the Plan shall remain in full force and effect.

Dated:  New York, New York
        September 10, 1996


                                            Respectfully submitted,


                                            237 PARK AVENUE ASSOCIATES, L.L.C.
                                            By: O&Y NY Building Corp., its
                                                 Authorized Member



                                            By: /s/ John A. Moore
                                               Name:  John A. Moore
                                               Title: Authorized Representative


                                            1290 ASSOCIATES, L.L.C.
                                            By: O&Y NY Building Corp., its
                                                   Authorized Member



                                            By: /s/ John A. Moore
                                               Name:  John A. Moore
                                               Title: Authorized Representative


WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors in
  Possession
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Brian S. Rosen, Esq. (BSR 0571)



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